                                                          Exhibit No. EX-99.p.17

                            CODE OF ETHICS SUPPLEMENT
                                       for
                      NWQ INVESTMENT MANAGEMENT COMPANY LLC

                              DATED AUGUST 1, 2005
--------------------------------------------------------------------------------

Pursuant  to  Section V of the Code of Ethics  and  Reporting  Requirements  for
Nuveen Investments,  Inc. (the "Code") which have been adopted by NWQ Investment
Management  Company  LLC  (sometimes  referred to herein as the "Firm") and made applicable  to them as of August 1, 2005,  NWQ hereby  adopts and sets forth the following supplemental procedures and restrictions applicable to employees under
NWQ's direct and/or shared supervision and control ("NWQ Employees").

I.   Supplement to Sections V.B.1 and 2, V.C.1 and 2 of the Code  (Pre-Clearance
     of Personal Trades)

          A.   All NWQ Employees are considered "Access Persons" for purposes of
               section   V.B  and   "Investment   Persons"   for  the   purposes
               contemplated  by  Section  V.C.  of  the  Code  (as  supplemented hereby). With respect to NWQ Employees, Section V.C.2 shall apply to both purchases and sales within 7 days before and 7 days after the same  security is purchased or sold for clients on a firmwide basis  (firmwide basis means for  substantially  all clients in a particular strategy).

          B.   With  respect  to  the  "prior  written  approval"   requirements
               contained in the Code, NWQ Employees  shall obtain "prior written approval" on all personal  securities  transactions not otherwise exempted from pre-clearance under the Code through the Compliance
               Department of the Firm.

               1.   Pre-clearance Procedures

                    All NWQ Employees must receive prior written approval from a
                    Designated Compliance or Legal Officer for NWQ as identified at  Schedule  II of the Code  before  purchasing  or selling securities  in an  account  for which the NWQ  Employee  has
                    beneficial   ownership.   NWQ   Employees   should   request
                    pre-clearance by completing, signing and submitting Personal
                    Securities Transactions  Pre-Clearance Form, attached hereto as Exhibit A, to a Designated  Compliance  or Legal  Officer
                    for NWQ.

                    Pre-clearance  approval  will be valid only for the business
                    day  on  which  the   authorization   is  granted,   EXCEPT,
                    pre-clearance  approval  obtained  on or after  1:00 pm on a business  day is valid  through the close of business on the next  business day. For example,  pre-clearance  received at
                    10:00 am Monday  would  expire  as of the close of  business
                    Monday.  Pre-clearance  received at 1:00 pm on Monday  would expire as of the close of business on Tuesday.  If the trade is not completed before such pre-clearance  expires, the NWQ
                    Employee is required to again obtain  pre-clearance  for the trade. In addition,  if an NWQ Employee becomes aware of any additional  information  with respect to a transaction  that was  pre-cleared,  such person is obligated to disclose such information  to the  appropriate  Chief  Compliance  Officer prior to executing the pre-cleared transaction.

               2.   No Short Swing Profits

                    No NWQ Employee  shall  profit in the purchase and sale,  or sale and purchase,  of the same (or  equivalent)  securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible.  Otherwise, any profits  realized  on such  short-term  trades  shall be subject to disgorgement.

                    Exception:  NWQ's Designated Compliance or Legal officer may allow exceptions to this policy on a case-by-case basis when the  abusive  practices  that  the  policy  is  designed  to prevent, such as front running or conflicts of interest, are not  present  and  the  equity  of  the  situation  strongly supports an exemption. An example is the involuntary sale of securities  due to unforeseen  corporate  activity such as a
                    merger.   The  ban  on   short-term   trading   profits   is
                    specifically   designed  to  deter  potential  conflicts  of
                    interest and front  running  transactions,  which  typically
                    involve  a  quick   trading   pattern  to  capitalize  on  a
                    short-lived market impact of client trading.  The Designated
                    Compliance  or  Legal  officer  shall  consider  the  policy reasons for the ban on short-term  trades, as stated herein, in  determining  when an  exception  to the  prohibition  is permissible.  The Designated Compliance or Legal officer may consider  granting an exception to this  prohibition  if the securities  involved  in the  transaction  are not (i) being considered  for  purchase  or sale by client  accounts  on a firmwide  basis or (ii)  being  purchased  or sold by client accounts  on a  firmwide  basis  and  are  not  economically
                    related  to  such  securities.   In  order  for  a  proposed
                    transaction   to  be  considered   for  exemption  from  the
                    short-term  trading  prohibitions,  a  completed  Securities
                    Transactions  Report Relating to Short-Term Trading (Exhibit
                    B) must be provided to the  Designated  Compliance  or Legal officer,  certifying  that the  proposed  transaction  is in compliance with this Code of Ethics.

II.  Supplement to Section V.F.2 of the Code (Initial Holdings Report)

     A.   Each NWQ Employee is  considered  an "Access  Person" for the purposes contemplated by Section V.F.2 of the Code (as supplemented hereby).

     B.   Notwithstanding  anything at Section  V.F.2 to the  contrary,  all NWQ
          Employees  shall file within 10 days after the first day of employment at NWQ an  Initial  Holdings  Report  as set  forth in the Code with a
          Designated  Compliance  or Legal Officer for NWQ. Such report shall be made on the Initial  Report of NWQ Employee  Form  attached  hereto as
          Exhibit C.

          The  information to be disclosed on the Initial  Holdings Report shall include the following  information current within 45 days prior to the first day of employment at NWQ:

               (i)  all  personal  securities  holdings  and  holdings in Nuveen
                    Open-End  Funds  and  open-end  Funds  for  which  a  Nuveen
                    Subsidiary  (including  NWQ) serves as adviser or subadviser
                    ("Nuveen  Affiliated  Open-End Funds")  (including  holdings acquired before the person became an NWQ Employee);

               (ii) The  name  of  any  broker,   dealer,  bank,  Fund  or  Fund
                    distributor with whom the NWQ Employee maintains an account, including an account in which any Nuveen  Open-End  Funds or
                    Nuveen Affiliated Open-End Funds were held for the direct or indirect benefit of the NWQ Employee; and

               (iii) any other  information  requested  to be  disclosed  on the
                    Initial Holdings Report Form from time to time.

          Holdings  in  direct  obligations  of the  U.S.  government,  bankers'
          acceptances,  bank  certificates of deposit,  commercial  paper,  high quality short-term debt instruments and registered open-end investment companies  (other than  Nuveen  Open-End  Funds and Nuveen  Affiliated
          Open-End Funds) are not required to be disclosed. NWQ Employees do not need to report holdings in any account over which the NWQ Employee has no direct or indirect influence or control.

          A list of Nuveen Open-End Funds and Nuveen  Affiliated  Open-End Funds
          appears attached hereto as Exhibit D.

     C.   Notwithstanding  anything at Section V.F.1 to the contrary,  every NWQ
          Employee shall certify in his Initial Holdings Report that:

               (i)  he  has  received,   read  and   understands  the  Code  and
                    recognizes that he is subject thereto; and

               (ii) he  has  no  knowledge  of the  existence  of  any  personal conflict of interest relationship which may involve a client account,  such  as any  economic  relationship  between  his transactions  and  securities  held or to be  acquired  by a client account.

III. Supplement to Section V.F.3 of the Code (Annual Holdings Report)

     A.   Each NWQ Employee is  considered  an "Access  Person" for the purposes contemplated by Section V.F.3 of the Code (as supplemented hereby).

     B.   Notwithstanding  anything at Section  V.F.3 to the  contrary,  all NWQ
          Employees  shall file  within 45 days  after the end of each  calendar year an  Annual  Holdings  Report  as set  forth  in the  Code  with a
          Designated  Compliance  or Legal Officer for NWQ. Such report shall be made on the Annual  Report of NWQ Employee  Form,  attached  hereto as
          Exhibit E.

     C.   All NWQ Employees  shall disclose on the Annual Report of NWQ Employee
          Form all personal securities holdings as of the calendar year end plus any other information requested to be disclosed on such Form from time to time.  NWQ  Employees  do not have to  disclose  holdings in direct
          obligations  of  the  U.S.  government,   bankers'  acceptances,  bank
          certificates of deposit,  commercial  paper,  high quality  short-term debt instruments and registered open-end investment companies with one exception:  NWQ Employees  must disclose  holdings in Nuveen  Open-End
          Funds and Nuveen  Affiliated  Open-End  Funds held  outside of the NWQ
          Employee's Nuveen 401(k) account.  NWQ Employees do not need to report transactions  effected in any account  over which the NWQ Employee has no direct or indirect influence or control.

     D.   In addition to reporting securities holdings, every NWQ Employee shall certify annually that:

               (i)  he has read and  understands the Code and recognizes that he is subject thereto;

               (ii) he has complied with the  requirements of the Code; and that
                    he  has  reported  all  personal   securities   transactions
                    required to be reported  pursuant to the requirements of the
                    Code;

               (iii) they he has not  disclosed  pending  "buy" or "sell" orders for a Client  account  to  non-employee,  except  where  the
                    disclosure   occurred   subsequent   to  the   execution  or
                    withdrawal of an order or as permitted by this Code; and

               (iv) he  has  no  knowledge  of the  existence  of  any  personal conflict  of  interest  relationship  which may  involve any client account,  such as any economic  relationship  between their  transactions and securities held or to be acquired by a client account.

IV.  Supplement to Section V.F.4 of the Code (Quarterly Transaction Report)

     A.   Each NWQ Employee is  considered  an "Access  Person" for the purposes contemplated by Section V.F.4 of the Code (as supplemented hereby).

     B.   Notwithstanding  anything at Section  V.F.4 to the  contrary,  all NWQ
          Employees  shall file  within 30 days  after the end of each  calendar quarter a Quarterly Transaction Report as set forth in the Code with a
          Designated  Compliance or Legal Officer for NWQ. This quarterly report for all NWQ Employees shall be made on the form attached as Securities
          Transactions for the Calendar Quarter Ended Form (Exhibit F).

     C.   Quarterly Reporting Requirements:

               (i)  All  NWQ  Employees   shall   disclose  on  the   Securities
                    Transactions   for  the  Calendar  Quarter  Ended  Form  all
                    personal  securities  transactions  and all  transactions in shares  of  Nuveen  Open-End  Funds  and  Nuveen  Affiliated
                    Open-End  Funds  conducted  during  the  period  as  of  the calendar quarter ended within thirty (30) days after quarter end.

               (ii) Nuveen Open-End Funds and Nuveen  Affiliated  Open-End Funds
                    held  in a  Nuveen  401(k)  account  are to be  reported  by arranging  for  a  copy  of  the  NWQ  Employee's  quarterly statements to be provided to NWQ's Compliance Department.

               (iii) Transactions in direct obligations of the U.S.  government,
                    bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial paper,  high quality  short-term debt instruments and registered  open-end  investment  companies  (other than
                    Nuveen Open-End Funds and Nuveen Affiliated  Open-End Funds)
                    are not required to be disclosed.

               (iv) NWQ Employees do not need to report transactions effected in any  account  over which the NWQ  Employee  has no direct or indirect influence or control.

     D.   With respect to each  transaction  identified  in C.(i) above,  an NWQ
          Employee shall disclose on the Quarterly Transaction Report:

               (i)  the date of the transaction, title of the security, interest rate and maturity date (if applicable),  trade date,  number of shares, and principal amount of each security involved;

               (ii) the nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

               (iii) the  name  of the  broker,  dealer,  bank ,  Fund  or  Fund
                    distributor   with  or  through  whom  the  transaction  was
                    effected; and

               (iv) any other information  requested to be disclosed on the form from time to time.

     E.   With respect to each  transaction  identified  in C.(i) above,  an NWQ
          Employee shall provide to a Designated Compliance or Legal Officer for
          NWQ duplicate copies of confirmation  for (or statement  showing) each disclosable transaction in the NWQ Employee's accounts,  including any
          Nuveen 401(k) account of the employee.

     F.   In addition,  with respect to any account,  including a Nuveen  401(k)
          account, established by an NWQ Employee in which any securities or any
          Nuveen Open-End Funds and Nuveen  Affiliated  Open-End Funds were held during  the  quarter  for the  direct or  indirect  benefit of the NWQ
          Employee, the NWQ Employee must provide:

          (a)  the name of the broker,  dealer,  bank , Fund or Fund distributor with whom he or she established the account; and

          (b)  the date the account was established.

          The  quarterly  report for all NWQ  Employees  for the NWQ  Employee's
          Nuveen 401(k)  account  shall be made by arranging for the  Designated
          Compliance  or Legal  officer to receive a copy of the NWQ  Employee's
          Nuveen 401(k) account quarterly  statement or other transaction report prepared by the Nuveen 401(k) plan recordkeeper.

     G.   In lieu of manually filling out all of the information required by the form, NWQ Employees may attach confirms and/or account statements to a signed form.

                                                                       EXHIBIT A

                     NWQ Investment Management Company, LLC
                                 CODE OF ETHICS
               Personal Securities Transactions Pre-clearance Form

I hereby request  pre-clearance of the securities  listed below. You do not need to preclear transactions in direct obligations of the U.S. government,  bankers'
acceptances,  bank  certificates  of deposit,  commercial  paper,  high  quality short-term debt instruments and registered open-end investment companies (mutual funds), or transactions listed in the Code.

=============== ======= ========== ========== ============ =========== =========================
                                                                         AUTHORIZED BY
   SECURITY              PRICE                              BROKER/      CHIEF COMPLIANCE
   (include              PER                   NATURE OF    DEALER       OFFICER or
 interest rate           SHARE                 TRANSACTION  OR BANK      DESIGNATED
 and maturity            (or                   (Purchase,   THROUGH      APPROVAL OFFICER
   date, if     NO. of   proposed   PRINCIPAL   Sale,       WHOM
  applicable)   SHARES   price)     AMOUNT      Other)      EFFECTED        YES          NO
--------------- ------- ---------- ---------- ------------ ----------- ------------ ------------

--------------- ------- ---------- ---------- ------------ ----------- ------------ ------------

--------------- ------- ---------- ---------- ------------ ----------- ------------ ------------

=============== ======= ========== ========== ============ =========== =========================

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Is any proposed  transaction  described  above within sixty (60) days of a prior offsetting transaction in the same or equivalent security?
Yes: [  ]   No:   [  ]

If yes, please include a completed  "Securities  Transaction  Report Relating to
Short term Trading",  Exhibit B to the Code for preapproval;  and the Designated
Compliance or Legal Officer should  prepare a memorandum  describing the reasons for preapproving the transaction.

Signature:   ________________________    Signature:   _______________________________
             NWQ Employee                             Designated Compliance or Legal Officer
     Name:   ________________________         Name:   _______________________________

     Date:   ________________________          Date:  _______________________________

                                                                       EXHIBIT B

                     NWQ Investment Management Company, LLC
                                 CODE OF ETHICS

        SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF
         NWQ EMPLOYEE FOR THE SIXTY-DAY PERIOD FROM_______ TO_________:

During the sixty (60)  calendar  day period  referred  to above,  the  following purchases  and  sales,  or sales  and  purchases,  of the  same (or  equivalent)
securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction  acquired,  direct or indirect beneficial ownership.  You do not need to report  transactions in direct obligations of the
U.S. government,  bankers' acceptances, bank certificates of deposit, commercial
paper,  high  quality  short-term  debt  instruments  and  registered   open-end
investment companies (mutual funds).

=============== ========== ========== ========== ========== ===========  ==========
                                       PRICE                              BROKER/
                                       PER                   NATURE OF    DEALER
                                       SHARE                 TRANSACTION  OR BANK
                  PROPOSED             (or                   (Purchase,   THROUGH
                  DATE OF    NO. of    proposed   PRINCIPAL   Sale,       WHOM
  SECURITY        TRADE      SHARES    price)     AMOUNT      Other)      EFFECTED
--------------- ---------- ---------- ---------- ----------- ----------- ----------

--------------- ---------- ---------- ---------- ----------- ----------- ----------

--------------- ---------- ---------- ---------- ----------- ----------- ----------

--------------- ---------- ---------- ---------- ----------- ----------- ----------

=============== ========== ========== ========== =========== =========== ===========

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to  transactions  in the securities set forth in the table above, I hereby certify that:

(a)  I have no knowledge of the  existence of any personal  conflict of interest relationship  which may  involve  a client  account,  such as  frontrunning transactions  or the  existence  of any  economic  relationship  between my transactions and securities held or to be acquired by a client account;

(b)  such securities, including securities that are economically related to such securities,  involved in the transaction  are not (i) being  considered for purchase or sale by a client account,  or (ii) being purchased or sold by a client account; and

(c)  such transactions are in compliance with the Code of Ethics of the Firm.

Date:________________        Signature:   _______________________________________
                                                   NWQ EMPLOYEE
                                  Name:   _______________________________________

In  accordance  with the  provisions  of the Code of  Ethics  of the  Firm,  the transaction  proposed to be effected as set forth in this report is:
Approved: [ ] Not Approved: [ ]

Date:________________                Signature:   _______________________________________
                                                  Designated Compliance or Legal Officer
                                          Name:   _______________________________________

                                                                       EXHIBIT C

                     NWQ Investment Management Company, LLC
                                 CODE OF ETHICS
                         INITIAL REPORT OF NWQ EMPLOYEE
1.   I hereby  acknowledge  that (i) I received  of a copy of the Code of Ethics
     (the "Code") for Nuveen Investments Inc. and Subsidiaries,  as supplemented for NWQ Investment  Management Company, LLC (the "Firm");  (ii) I have read and  understand  the Code;  (iii) and I recognize  that I am subject to the
     Code as an "NWQ Employee" of the Firm.

2.   Except as noted  below,  I hereby  certify  that I have no knowledge of the existence  of any  personal  conflict  of interest  relationship  which may involve the Firm or a client  account,  such as any  economic  relationship between my  transactions  and securities held or to be acquired by the Firm or a client account.

3.   As of the date below I had a direct or indirect beneficial ownership in the following  securities.  You do not need to  report  transactions  in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit,  commercial paper, high quality short-term debt instruments and registered  open-end investment  companies (mutual funds),  except that you must report Nuveen  Open-End Funds and Nuveen  Affiliated  Open-End  Funds.
     Please  check  this  box if an  addendum  is  attached  listing  additional securities [ ]

=============== ========== ========== ========== ===========  ================
   SECURITY                                                    BROKER,
   (include                                        TYPE OF     DEALER
 interest rate                                     PURCHASE    BANK, FUND
 and maturity                PRICE                (Direct,     DISTRIBUTOR
   date, if       NO. of     PER       PRINCIPAL    or,        WHERE SECURITY
  applicable)     SHARES     SHARE      AMOUNT    Indirect)    IS HELD
--------------- ---------- ---------- ----------- ----------- ----------------

--------------- ---------- ---------- ----------- ----------- ----------------

--------------- ---------- ---------- ----------- ----------- ----------------

--------------- ---------- ---------- ----------- ----------- ----------------

=============== ========== ========== =========== =========== ================

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

4.   As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold  securities  and/or  Nuveen  Open-End  Funds or Nuveen
     Affiliated  Open-End Funds for my direct or indirect benefit.
     Please  check  this  box if an  addendum  is  attached  listing  additional accounts [ ]

  =========================== ===================== ========= =========
   BROKER, DEALER BANK, FUND                         ACCOUNT    DATE
   OR FUND DISTRIBUTOR WHERE   BENEFICIAL OWNER OF   ACOUNT    ACCOUNT
        ACCOUNT IS HELD            ACCOUNT           NUMBER    OPENED
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  =========================== ===================== ========= =========

Signature:   _____________________________          Signature:   _____________________________
             NWQ Employee                                        Designated Compliance or Legal Officer
     Name:   _____________________________               Name:   _____________________________

     Date:   _____________________________                Date:  _____________________________
      (No more than 10 days after employment)

                                                                       EXHIBIT D

           Nuveen Open-End Funds and Nuveen Affiliated Open-End Funds

--------------------------------------- ----------------------------------------
Nuveen  Multistate Trust IV              Nuveen Balanced Stock and Bond Fund
Nuveen Kansas Municipal Bond Fund        Nuveen Balanced Municipal and Stock
                                                Fund
Nuveen Kentucky Municipal Bond Fund      Nuveen Large-Cap Value Fund
Nuveen Michigan Municipal Bond Fund      Nuveen NWQ Global Value Fund
Nuveen Missouri Municipal Bond Fund      Nuveen NWQ Multi-Cap Value Fund
Nuveen Ohio Municipal Bond Fund          Nuveen NWQ International Value Fund
Nuveen Wisconsin Municipal Bond Fund     Nuveen NWQ Small Cap Value Fund
                                         Nuveen NWQ Value Opportunities Fund
Nuveen Municipal Trust                   Nuveen Rittenhouse Growth Fund
Nuveen Intermediate Duration
      Municipal Bond Fund                Activa International Fund
Nuveen Insured Municipal Bond Fund       ING International Value Choice Fund
Nuveen All-American municipal Bond Fund  ING MidCap Value Choice Fund
Nuveen Limited Term Municipal Bond Fund  ING Small Cap Value Choice Fund
Nuveen High Yield Municipal Bond Fund    ING Global Value Choice Fund
                                         HSBC Investor Value Fund
Nuveen Multistate Trust I                ML Global Selects-North American Large
Nuveen Arizona Municipal Bond Fund               Cap Growth Portfolio I
Nuveen Colorado Municipal Bond Fund      MLIG Roszel/NWQ Small Cap Value
                                                 Portfolio
Nuveen Florida Municipal Bond Fund       MLIG Roszel/Rittenhouse Large Cap
                                                Growth Portfolio
Nuveen Maryland Municipal Bond Fund      MTB Large Cap Value Fund I
Nuveen New Mexico Municipal Bond         MTB Large Cap Value Fund II
        Fund                             The Timothy Plan Large/Mid Cap Growth
                                                Fund
Nuveen Pennsylvania Municipal Bond       UBS Fiduciary Trust Company Large
        Fund                                    Company GrowthPortfolio
Nuveen Virginia Municipal Bond Fund      Wilshire Small Cap Value Fund

Nuveen Multistate Trust II
Nuveen California Municipal Bond
        Fund
Nuveen California Insured Municipal Bond
        Fund
Nuveen Connecticut Municipal Bond Fund
Nuveen Massachusetts Municipal Bond
        Fund
Nuveen New Jersey Municipal Bond
        Fund
Nuveen New York Municipal Bond Fund
Nuveen New York Insured Municipal
      Bond Fund

Nuveen Multistate Trust III
Nuveen Georgia Municipal Bond Fund
Nuveen Louisiana Municipal Bond Fund
Nuveen Northern Carolina Municipal Bond
        Fund
Nuveen Tennessee Municipal Bond Fund
------------------------------------------------------- -----------------------------------------------------

                                                                       EXHIBIT E
                      NWQ INVESTMENT MANAGEMENT COMPANY LLC
                          ANNUAL REPORT OF NWQ EMPLOYEE

1.   I hereby  acknowledge  that I have read and  understand  the Code of Ethics
     (The "Code") for Nuveen  Investments  Inc. and Subsidiaries as supplemented for NWQ Investment Management Company, LLC ("Firm") and recognize that I am subject thereto in the capacity of an NWQ Employee of the Firm.

2.   I hereby  certify that,  during the year ended  December 31, 200__,  I have complied  with  the  requirements  of  the  Code  and I have  reported  all securities  transactions  required to be  reported  pursuant to the Code as supplemented.

3.   I hereby  certify that I have not disclosed  pending "buy" or "sell" orders for a client  account  to any  non-employee,  except  where the  disclosure occurred subsequent to the execution or withdrawal of an order.

4.   Except as noted  below,  I hereby  certify  that I have no knowledge of the existence  of any  personal  conflict  of interest  relationship  which may involve a client  account,  such as any  economic  relationship  between my transactions and securities held or to be acquired by a client account.

5.   As of December 31, 200__, I had a direct or indirect  beneficial  ownership in the securities  listed below. You do not need to report  transactions in direct  obligations  of the U.S.  government,  bankers'  acceptances,  bank certificates of deposit,  commercial  paper,  high quality  short-term debt instruments and registered  open-end  investment  companies (mutual funds), except that you must report  Nuveen  Open-End  Funds and Nuveen  Affiliated
     Open-End  Funds.  Please check this box if an addendum is attached  listing additional securities [ ]

=============== ======= ========== ========== =========== ===============
                                                            BROKER,
   SECURITY                                                 DEALER,
   (include                                    TYPE OF      BANK, FUND
 interest rate                                 PURCHASE:    DISTRIBUTOR
 and maturity            PRICE                 (Direct      WHERE
   date, if     NO. of   PER       PRINCIPAL   or           SECURITY
  applicable)   SHARES   SHARE      AMOUNT     Indirect)    IS HELD
--------------- ------- ---------- ---------- ----------- ---------------

--------------- ------- ---------- ---------- ----------- ---------------

--------------- ------- ---------- ---------- ----------- ---------------

--------------- ------- ---------- ---------- ----------- ---------------

=============== ======= ========== ========== =========== ===============

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

6.   As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold  securities  and/or  Nuveen  Open-End  Funds or Nuveen
     Affiliated Open-End Funds for my direct or indirect benefit.
     Please  check  this  box if an  addendum  is  attached  listing  additional accounts [ ]

  =========================== ===================== ========= =========
   BROKER, DEALER BANK, FUND                         ACCOUNT    DATE
   OR FUND DISTRIBUTOR WHERE   BENEFICIAL OWNER OF   ACOUNT    ACCOUNT
        ACCOUNT IS HELD            ACCOUNT           NUMBER    OPENED
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  =========================== ===================== ========= =========

Signature:   _____________________________          Signature:   _____________________________
             NWQ Employee                                        Designated Compliance or Legal Officer
     Name:   _____________________________               Name:   _____________________________

     Date:   _____________________________                Date:  _____________________________
            (No later than 45 days after
             year-end)

                                                                       EXHIBIT E

                     NWQ Investment Management Company, LLC
                                 CODE OF ETHICS
                  ADDENDUM TO THE ANNUAL REPORT OF NWQ EMPLOYEE

=============== ========== ========== ========== ===========  ================
   SECURITY                                                    BROKER,
   (include                                        TYPE OF     DEALER
 interest rate                                     PURCHASE    BANK, FUND
 and maturity                PRICE                 (Direct,    DISTRIBUTOR
   date, if       NO. of     PER       PRINCIPAL   or,         WHERE SECURITY
  applicable)     SHARES     SHARE     AMOUNT      Indirect)   IS HELD
--------------- ---------- ---------- ----------- ----------- ----------------

--------------- ---------- ---------- ----------- ----------- ----------------

--------------- ---------- ---------- ----------- ----------- ----------------

--------------- ---------- ---------- ----------- ----------- ----------------

=============== ========== ========== =========== =========== ================

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

  =========================== ===================== ========= =========
   BROKER, DEALER BANK, FUND                         ACCOUNT    DATE
   OR FUND DISTRIBUTOR WHERE   BENEFICIAL OWNER OF   ACOUNT    ACCOUNT
        ACCOUNT IS HELD            ACCOUNT           NUMBER    OPENED
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  =========================== ===================== ========= =========

Signature:   _____________________________          Signature:   _____________________________
             NWQ Employee                                        Designated Compliance or Legal Officer
     Name:   _____________________________               Name:   _____________________________

     Date:   _____________________________                Date:  _____________________________
            (No later than 45 days after
             year-end)

                                                                       EXHIBIT F

                     NWQ Investment Management Company, LLC
                                 CODE OF ETHICS
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

1.   During the  quarter  referred to above,  the  following  transactions  were effected in  securities  of which I had,  or by reason of such  transaction acquired,  direct or indirect beneficial ownership,  and which are required to be reported  pursuant to the Code of Ethics.  (if none were  transacted, write "none"). You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper,  high quality  short-term debt instruments and registered open-end investment  companies (mutual funds),  except that you must report
     Nuveen  Open-End  Funds  and  Nuveen  Affiliated  Open-End  Funds.  (Nuveen
     Open-End Funds and Nuveen Affiliated Open-End Funds held in a Nuveen 401(k)
     account  are to be  reported  by  arranging  for a copy of  your  quarterly statement to be provided to NWQ's Designated  Complianceor  Legal Officer.)
     Please  check  this  box if an  addendum  is  attached  listing  additional securities [ ]

=============== ========== ========== ========== ========== ===========  ==========
   SECURITY                                                               BROKER/
   (include                                                  NATURE OF    DEALER
 interest rate                                               TRANSACTION  OR BANK
 and maturity                          PRICE                 (Purchase,   THROUGH
   date, if       DATE OF    NO. of    PER       PRINCIPAL   Sale,        WHOM
  applicable)     TRADE      SHARES    SHARE      AMOUNT     Other)       EFFECTED
--------------- ---------- ---------- ---------- ----------- ----------- ----------

--------------- ---------- ---------- ---------- ----------- ----------- ----------

--------------- ---------- ---------- ---------- ----------- ----------- ----------

--------------- ---------- ---------- ---------- ----------- ----------- ----------

=============== ========== ========== ========== =========== =========== ===========

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

2.   During the quarter  referred to above, I established on the dates indicated
     the following  accounts in which securities and/or Nuveen Open-End Funds or
     Nuveen Affiliated Open-End Funds were held during the quarter for my direct or indirect benefit (if none were opened, write "none").  Please check this box if an addendum is attached listing additional accounts [ ]

  =========================== ===================== ========= =========
   BROKER, DEALER BANK, FUND                         ACCOUNT    DATE
   OR FUND DISTRIBUTOR WHERE   BENEFICIAL OWNER OF   ACOUNT    ACCOUNT
        ACCOUNT IS HELD            ACCOUNT           NUMBER    OPENED
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  =========================== ===================== ========= =========

3.   Except as noted on the reverse side of this report, I hereby certify that I have no  knowledge of the  existence  of any personal  conflict of interest relationship  which may involve the Firm or a client  account,  such as the
     existence  of  any  economic   relationship  between  my  transactions  and
     securities held or to be acquired by the Firm or a client account.

Signature:   _____________________________          Signature:   _____________________________
             NWQ Employee                                        Designated Compliance or Legal Officer
     Name:   _____________________________               Name:   _____________________________

     Date:   _____________________________                Date:  _____________________________
            (No later than 30 days after
             calendar quarter)

                                                                       EXHIBIT F

                     NWQ Investment Management Company, LLC
                                 CODE OF ETHICS
                                 ADDENDUM TO THE
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

=============== ========== ========== ========== ========== ===========  ==========
   SECURITY                                                               BROKER,
   (include                                                  NATURE OF    DEALER
 interest rate                                               TRANSACTION  OR BANK
 and maturity                          PRICE                 (Purchase,   THROUGH
   date, if       DATE OF    NO. of    PER       PRINCIPAL    Sale,       WHOM
  applicable)     TRADE      SHARES    SHARE      AMOUNT      Other)      EFFECTED
--------------- ---------- ---------- ---------- ----------- ----------- ----------

--------------- ---------- ---------- ---------- ----------- ----------- ----------

--------------- ---------- ---------- ---------- ----------- ----------- ----------

--------------- ---------- ---------- ---------- ----------- ----------- ----------

=============== ========== ========== ========== =========== =========== ==========

This report (i) excludes  transactions  with respect to which I had no direct or indirect  influence or control;  and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

  =========================== ===================== ========= =========
   BROKER, DEALER BANK, FUND                         ACCOUNT    DATE
   OR FUND DISTRIBUTOR WHERE   BENEFICIAL OWNER OF   ACOUNT    ACCOUNT
        ACCOUNT IS HELD            ACCOUNT           NUMBER    OPENED
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  --------------------------- --------------------- --------- ---------
  =========================== ===================== ========= =========

Signature:   _____________________________          Signature:   _____________________________
             NWQ Employee                                        Designated Compliance or Legal Officer
     Name:   _____________________________               Name:   _____________________________

     Date:   _____________________________                Date:  _____________________________
            (No later than 30 days after
             calendar quarter)

                               NUVEEN INVESTMENTS
          (Including Certain Subsidiaries of Nuveen Investments, Inc.)

                            NUVEEN DEFINED PORTFOLIOS
                             NUVEEN CLOSED-END FUNDS
                              NUVEEN OPEN-END FUNDS

                                 CODE OF ETHICS
                                       AND
                             REPORTING REQUIREMENTS

                                February 1, 2005
                            As Revised August 1, 2005

                                TABLE OF CONTENTS

     B.  Compliance with Laws and Company Policies                5

     G.  Payments to Government Officials and

     B.  Additional Trading Restrictions for Access Persons       9

          1.   Securities on Pre-Clearance or Black-Out
                Lists..........................................   9
          2.   Securities Being Purchased or Sold in
                Client Accounts................................   9

     C.  Additional Trading Restrictions for Investment Persons  10

          1.   Securities Eligible for Purchase or Sale
                by Client Accounts.............................  10
          2.   Securities Traded Within Seven Days Before
                a Client Transaction...........................  10

                                                               Page No.

     D.       Other Trading Restrictions.......................  10

          1.   Transactions in Certain Closed-End Funds          10
          2.   Non-Interested Directors of Nuveen Funds          10
          3.   Frequent Trading in Shares of Certain

          5.   Transaction Reports of Non-Interested

          1.   Notification of Status of an Access Person
                or Investment Person.......................      15
          2.   Maintenance of Access Person Master List          15
          3.   Procedure for Requesting Prior Written
                Approval.......................................  15
          4.   Monitoring of Personal Securities

     F.  Interpretation of Code and the Granting of Waivers.     17

VII. Recordkeeping.............................................  17

VIII.Definitions................................................ 18

                                 I. INTRODUCTION

This  Code  of  Ethics  ("Code")  is  adopted  by  the  subsidiaries  of  Nuveen
Investments,  Inc. ("Nuveen") identified on Schedule I hereto, as may be amended from time to time (each a "Nuveen  Subsidiary" and, together with Nuveen's other
subsidiaries,   "Nuveen   Investments")   in  recognition  of  their   fiduciary
obligations  to clients and in accordance  with Rule 204A-1 under the Investment
Advisers  Act of 1940 and Rule 17j-1 under the  Investment  Company Act of 1940.
Among other  things,  these rules  require a  registered  investment  adviser to establish, maintain and enforce a written code of ethics that includes:

     o    Standards  of  business  conduct  designed  to reflect  the  adviser's fiduciary  obligations  as well as those of its  employees  (including persons who provide investment advice on behalf of the adviser and who are subject to the  adviser's  supervision  and  control)  and "access persons" (as defined in Section VIII below);

     o    Provisions  requiring  employees  and access  persons  to comply  with applicable federal securities laws;

     o    Provisions designed to detect and prevent improper personal trading;

     o    Provisions  requiring access persons to make periodic reports of their personal  securities  transactions  and  holdings  and  requiring  the adviser to review such reports;

     o    Provisions  requiring  employees  and  access  persons  to report  any violations  under the code of ethics promptly to the chief  compliance officer or other designated persons; and

     o    Provisions  requiring  the adviser to provide to each of its employees and access persons a copy of the code of ethics and any amendments and
          requiring   employees   and  access   persons  to  provide  a  written
          acknowledgment of receipt.

Additionally,  this Code is adopted by the Nuveen Defined  Portfolios  and, with respect to the  provisions  addressing  non-interested  directors (as defined in
Section VIII below), by the Nuveen Open-End Funds and Closed End-Funds, pursuant to Rule 17j-1.

Each Nuveen Subsidiary,  through its compliance officers,  legal officers and/or other  personnel  designated  on Schedule II hereto  ("Designated  Compliance or
Legal Officers") shall be responsible for the day-to-day  administration of this
Code with  respect  to those  employees  and  access  persons  under the  direct supervision and control of such Nuveen Subsidiary.

                             II. GENERAL PRINCIPLES

This Code is designed to promote the following general principles:

     o    Nuveen Investments and its employees and access persons have a duty at all times to place the interests of clients first;

     o    Employees and access  persons must conduct their  personal  securities transactions in a manner that avoids any actual or potential  conflict
          of   interest   or  any  abuse  of  their   positions   of  trust  and
          responsibility;

     o    Employees and access  persons may not use  knowledge  about pending or currently  considered  securities  transactions  for clients to profit personally;

     o    Information concerning the identity of security holdings and financial circumstances of clients is confidential; and

     o    Independence in the investment decision-making process is paramount.

                       III. STANDARDS OF BUSINESS CONDUCT

A.   Fiduciary Standards

Nuveen  Investments  strives at all times to  conduct  its  investment  advisory business  in strict  accordance  with its  fiduciary  obligations.  It is Nuveen
Investments'  policy to protect the interest of each of its clients and to place
the  client's  interest  first  and  foremost.   Nuveen  Investments'  fiduciary
responsibilities include the duty of care, loyalty,  honesty, and good faith. It is therefore  imperative that employees and access persons provide full and fair disclosure of all relevant facts  concerning any potential or actual conflict of interest,  make investment  decisions and recommendations  that are suitable for clients, and seek best execution for client transactions in accordance with each
Nuveen Subsidiary's best execution policies and procedures.

B.   Compliance with Laws and Company Policies

Nuveen Investments operates in a highly regulated business environment,  and has adopted many policies and procedures  applicable to the conduct of its employees and access  persons,  including  the Nuveen  Investments,  Inc. Code of Business
Conduct and Ethics.  Employees  and access  persons must respect and comply with all laws,  rules and regulations  which are applicable to Nuveen  Investments in the conduct of its business.  Without  limiting the foregoing,  it is especially important  that  employees and access  persons  comply with  applicable  federal securities laws, which prohibit, among other things, the following:

     o    Employing any device, scheme or artifice to defraud a client;

     o    Making any untrue statement of a material fact to a client or omitting to state a material fact necessary in order to make statements made to a client, in light of the circumstances under which they are made, not misleading;

     o    Engaging in any act,  practice or course of business  that operates or would operate as a fraud or deceit upon a client;

     o    Engaging in any manipulative practice with respect to a client; and

     o    Engaging in any  manipulative  practice  with  respect to  securities, including price manipulation.

C.   Conflicts of Interest

Compliance  with Nuveen  Investments'  fiduciary  obligations can be achieved by avoiding  conflicts  of interest  and by fully  disclosing  all  material  facts concerning any conflict that does arise with respect to a client.

Conflicts of interest may arise, for example,  when an employee or access person favors the interests of one client over another  (e.g.,  a larger account over a smaller account,  an account compensated by performance fees over an account not so  compensated,  or an  account  of a  close  friend  or  relative)  without  a legitimate reason for doing so. Employees and access persons are prohibited from engaging in  inappropriate  favoritism  among  clients  that would  constitute a breach of fiduciary duty.

Conflicts may arise when an employee or access person has a material interest in or relationship  with the issuer of a security that he or she is recommending or purchasing  for a client.  Conflicts  may also arise when an  employee or access
person  uses  knowledge  about  pending  or  currently   considered   securities
transactions  for  clients  to  profit  personally.   Restrictions  on  personal
securities transactions are addressed in detail in Section V below.

Conflicts of interest may not always be clear-cut. Any employee or access person of a Nuveen  Subsidiary who becomes aware of a conflict of interest or potential conflict  involving a client  account should bring it to the attention to one of the Subsidiary's Designated Compliance or Legal Officers.

D.   Gifts

Employees and access persons are restricted from accepting gifts from any person or entity  that does  business  with or on behalf of Nuveen  Investments  or any client account. For this purpose, "gift" has the same meaning as in Rule 2830 of the National  Association of Securities Dealers Conduct Rules. Gifts received by an employee from any one person or entity may not have an aggregate market value of more than $100 per year. Employees and access persons are also subject to the restrictions in Rule 2830 with respect to accepting non-cash compensation in the way of  entertainment,  including  meals,  golfing and  tickets to cultural  and sporting  events.  Employees and access  persons are similarly  restricted  from giving gifts and providing entertainment to others. For more information,  refer to Nuveen Investments' Cash and Non-Cash Compensation Procedures.

E.   Outside Directorships and Outside Business Activities

Employees  and access  persons  may not serve on the board of  directors  of any publicly traded company or engage in outside business  activities  without prior written  approval from the General  Counsel of Nuveen  Investments or his or her
designee.  Employees and access persons must also obtain prior written  approval to serve on the board of directors of not-for-profit organizations.  If approval is granted,  the individual  must report such service or activities on an annual basis.(1)

_____________________________

(1)Employees  and access  persons  who receive  authorization  to serve as board members of  publicly  traded  companies  must be  isolated  through  information barriers from those persons making investment  decisions  concerning  securities issued by the entities involved.

F.   Protection of Confidential Information

Each  employee  and  access  person of a Nuveen  Subsidiary  must  preserve  the confidentiality  of non-public  information  learned in the course of his or her employment, including nonpublic information about Nuveen Investments' securities recommendations and client securities  holdings and transactions.  Employees and access  persons may not misuse such  information  or disclose such  information, whether within or outside Nuveen  Investments,  except to authorized persons who need to know the information for business purposes. Employees and access persons must comply with all laws,  rules and  regulations  concerning the protection of client information including, without limitation, Regulation S-P.

G.   Payments to Government Officials and Political Contributions

No payment  can be made  directly or  indirectly  to any  employee,  official or representative  of any  governmental  agency or any party or  candidate  for the purposes of  influencing  any act or  decision on behalf of Nuveen  Investments.
Employees and access persons are free to participate as individuals in political
activities,   but  are  prohibited   from  engaging  in  such  activities  as  a
representative  of Nuveen  Investments and from using the name or credibility of
Nuveen Investments in connection with political  activities.  Nuveen Investments will not reimburse any employee or access person for any political contributions or similar expenses.

                               IV. INSIDER TRADING

Nuveen  Investments has adopted  Policies and Procedures  Designed to Detect and
Prevent Insider Trading and to Preserve Confidential Information. These policies and  procedures  prohibit  employees  and access  persons from  trading,  either personally  or  on  behalf  of  others,  on  the  basis  of  material  nonpublic information  in violation of the law. This conduct is frequently  referred to as
"insider  trading."  Nuveen  Investments'  policies  and  procedures  to prevent insider  trading  apply to every  employee  and  access  person  and  extend  to activities within and outside such individual's duties at Nuveen Investments.

A.   Insider Trading

The term "insider  trading" is not defined in the federal  securities  laws, but generally is used to refer to the use of material nonpublic information to trade in  securities  (whether or not one is an  "insider")  or to  communications  of material  nonpublic  information  to others.  While the law  concerning  insider trading is not static, it is generally understood that the law prohibits:

     o    Trading  by an  insider  while in  possession  of  material  nonpublic information;

     o    Trading by a non-insider  while in  possession  of material  nonpublic
          information  where  the  information   either  was  disclosed  to  the
          non-insider in violation of an insider's duty to keep it  confidential or was misappropriated; and

     o    Communicating material nonpublic information to others.

B.   Insider Status

The concept of an "insider" is broad.  It includes  officers and  employees of a company or other entity such as a municipality.  In addition,  a person can be a
"temporary insider" if he or she enters into a special confidential relationship in the  conduct  of a  company's  affairs  and as a result  is given  access  to information solely for the company's purposes.  A temporary insider can include, among others,  a company's  attorneys,  accountants,  consultants,  bank lending officers, investment advisers and the employees of such organizations.

C.   Material Nonpublic Information

Trading  on  inside  information  is  not  a  basis  for  liability  unless  the
information  is  material.   "Material  information"  generally  is  defined  as
information  for  which  there is a  substantial  likelihood  that a  reasonable investor would consider it important in making his or her investment  decisions, or information  that is reasonably  certain to have a substantial  effect on the price of a company's securities.  Information that officers and employees should consider material  includes,  but is not limited to: dividend changes,  earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation,  liquidation problems, and extraordinary management developments. Information is nonpublic until it has been effectively  communicated to the marketplace.  One must be able to point to some  fact to show  that the  information  is  generally  public.  For  example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or
other publications of general circulation would be considered public.

D.   Identifying Inside Information.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     o    Is the  information  material?  Is this  information  that an investor would consider important in making his or her investment decisions? Is this information that would  substantially  affect the market price of the securities if generally disclosed?

     o    Is the  information  nonpublic?  To whom  has  this  information  been provided?  Has the information  been  effectively  communicated to the marketplace?

E.   Reporting Suspected Inside Information.

If,  after  consideration  of the above,  you believe  that the  information  is material and nonpublic,  or if you have questions as to whether the  information is material and nonpublic, you should take the following steps:

     o    Report the matter  immediately  to a  Designated  Compliance  or Legal
          Officer;

     o    Do not  purchase  or sell the  securities  on  behalf of  yourself  or others; and

     o    Do not  communicate  the  information  inside  or  outside  of  Nuveen
          Investments, other than to a Designated Compliance or Legal Officer.

After a Designated  Compliance or Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Questions  regarding  Nuveen  Investments'  policies and  procedures  to prevent insider trading should be referred to a Designated Compliance or Legal Officer.

                       V. PERSONAL SECURITIES TRANSACTIONS

Set forth below are the restrictions on personal trading applicable to employees and access persons,  including  "investment persons" (as defined in Section VIII below),  of each Nuveen  Subsidiary.  A Nuveen  Subsidiary  may  implement  more restrictive  requirements for employees under its direct supervision and control by  adopting  supplement  procedures  under this  Section V. Also  included  are certain  restrictions that apply to the  non-interested  directors of the Nuveen
Funds.

A.   Trading Restrictions for All Employees

     1. Stock of Nuveen  Investments,  Inc. No employee,  officer or director of any Nuveen  Subsidiary  may  purchase or sell,  directly or  indirectly  for any account in which he or she has  "beneficial  ownership"  (as  defined in Section
VIII below),  any security issued by Nuveen  Investments,  Inc.  ("JNC") without prior written approval as specified in subsection H below.(2)

     2. Initial Public Offerings. No employee, officer or director of any Nuveen
Subsidiary  may purchase,  directly or indirectly for any account in which he or she has beneficial  ownership,  any security in an "initial public offering" (as defined in Section VIII below).

     3.  Limited  Offerings.  No  employee,  officer or  director  of any Nuveen
Subsidiary  may purchase,  directly or indirectly for any account in which he or she has beneficial  ownership,  any security in a "limited offering" (as defined in Section VIII below) without prior written approval.(3)

B.   Additional Trading  Restrictions for Access Persons  (Including  Investment
     Persons)

     1. Securities on  Pre-Clearance  or Black-Out  Lists. No access person of a
Nuveen Subsidiary that issues a pre-clearance  list or a black-out list to which such access person is subject may:

     o    Purchase or sell,  directly or indirectly  for any account in which he or she  has  beneficial  ownership,  any  security  appearing  on such pre-clearance list without prior written approval; or

     o    Purchase or sell,  directly or indirectly  for any account in which he or she  has  beneficial  ownership,  any  security  appearing  on such black-out list.

     2. Securities Being Purchased or Sold in Client Accounts.  No access person of any Nuveen  Subsidiary  may purchase or sell,  directly or indirectly for any account in which he or she has beneficial ownership, any security that to his or her  actual  knowledge  is  then  being  purchased  or sold  or  actively  being considered  for  purchase  or sale  by a  client  of  Nuveen  Investments.  This restriction,  however,  does not apply when the  purchase  or sale by the client account is a  "maintenance  trade" or an  "unsupervised  trade"  (as  defined in
Section VIII below).

_____________________________

(2)This  restriction  applies to  transactions  in JNC securities held in Nuveen
Investments'  401(k)/Profit  Sharing  Plan  unless  such  transactions  are made automatically in accordance with a predetermined schedule or allocation.

(3)A decision to grant  approval will take into  account,  among other  factors, whether the investment  opportunity  would be consistent with the strategies and objectives of a client  account and whether the  opportunity is being offered to the access person by virtue of his or her position with Nuveen Investments.

C.   Additional Trading Restrictions for Investment Persons

     1. Securities Eligible for Purchase or Sale by Client Accounts. Except with prior written approval, no investment person of a Nuveen Subsidiary may purchase or  sell,  directly  or  indirectly  for  any  account  in  which  he or she has beneficial  ownership,  any  security  eligible for purchase or sale by a client account for which such investment person has responsibility.(4)

     2. Securities Traded Within Seven Days Before a Client Transaction.  In the
event that a client  account  purchases a security  within 7 days  following the purchase,  or sells a security  within 7 days  following  the sale,  of the same security by an investment person who has  responsibility for the client account, the investment person may be required to dispose of the security and/or disgorge any  profits  associated  with  his or her  transaction.  Such  disposal  and/or disgorgement may be required  notwithstanding any prior written approval granted pursuant  to  paragraph  C.1 above,  unless the  purchase  or sale by the client account is a maintenance trade or unsupervised trade.

D.   Other Trading Restrictions

     1.  Transactions  in Certain  Closed-End  Funds.  No  employee  of a Nuveen
Subsidiary  in Chicago may  purchase or sell,  directly  or  indirectly  for any account  in which he or she has  beneficial  ownership,  any  shares of a Nuveen
Closed-End  Fund (as  defined in Section  VIII below) or other  closed-end  fund advised or subadvised by a Nuveen Subsidiary without prior written approval.  In addition,  no  employee,  officer or  director of any Nuveen  Subsidiary  who is subject to the provisions of Section 16 of the  Securities  Exchange Act of 1934
by  reason  of his or her  position  with a  Nuveen  Closed-End  Fund  or  other closed-end fund subadvised by a Nuveen Subsidiary may purchase or sell, directly or indirectly for any account in which he or she has beneficial  ownership,  any shares of such fund without prior written approval.

     2. Non-Interested Directors of Nuveen Funds. A non-interested director of a
Nuveen  Fund is  nonetheless  deemed an  "access  person" of the Fund under Rule
17j-1. Accordingly, in connection with his or her purchase or sale of a security held or to be acquired by the Fund, such non-interested director may not: engage in any act or practice  that  operates as a fraud or deceit upon the Fund;  make any material misstatement or omission to the Fund; or engage in any manipulative practice with respect to the Fund. Under this Code, a non-interested director of a Nuveen Fund:

     o    May not  purchase or sell shares of a Nuveen  Closed-End  Fund without prior written approval;

     o    May not purchase any  security  issued by JNC or its parent,  St. Paul
          Travelers Companies, Inc.;

     o    May purchase or sell other  securities which are eligible for purchase or sale by a Nuveen Fund,  including  securities in an initial  public offering or limited  offering,  without prior written  approval unless such non-interested  director has actual knowledge that the securities are being  purchased or sold,  or are actively  being  considered  for purchase or sale, by the Nuveen Fund.

_____________________________

(4)Written approval may be withheld unless it is determined that the transaction is  unlikely  to  present an  opportunity  for abuse and there has been no trade
(other than a maintenance trade or unsupervised trade) of the same security in a client account for which the investment person has some responsibility  within 7 days preceding the request.

     3.  Frequent  Trading in Shares of Certain  Open-End  Funds.  Employees and
access  persons of each Nuveen  Subsidiary  must adhere to the  restrictions  on frequent trading set forth in the registration  statement of any Nuveen Open-End
Fund (as defined in Section VIII below) and any other  open-end  fund advised or subadvised by a Nuveen Subsidiary.

     4. Excessive or Abusive Trading.  Nuveen Investments understands that it is appropriate  for employees and access  persons to  participate in the securities markets  as  part  of  their  overall  personal  investment  programs.  However, excessive  personal  trading (as measured in terms of  frequency,  complexity of trading  programs,  numbers  of trades  or other  measures)  and other  personal trading patterns that involve  opportunities for abuse are inconsistent with the fiduciary principles and this Code.  Accordingly,  if the trading by an employee or access  person in any  account,  including  but not limited to a 401(k) plan, appears to be excessive or otherwise abusive, the Designated Compliance or Legal
Officers of the applicable Nuveen  Subsidiary may place additional  restrictions on such trading.

E.   Exceptions to Trading Restrictions

The restrictions on personal  securities trading set forth in Sections A through
D above do not apply to the following:

     1.   Transactions  in  securities  over  which a person  has no  direct  or indirect influence or control;(5)

     2.   Transactions  effected pursuant to an "automatic  investment plan" (as defined in Section VIII below);

     3.   Transactions  in securities  issued by the U.S.  Government,  bankers'
          acceptances,  bank  certificates  of deposit,  commercial  paper,  and
          high-quality   short-term  debt  instruments,   including   repurchase
          agreements;

     4.   Transactions  in  shares  issued  by  registered  open-end  investment companies  (other than the  restrictions on frequent trading in shares
          of  Nuveen   Open-End  Funds  and  other  open-end  funds  advised  or
          subadvised by a Nuveen Subsidiary);

     5.   Transactions  in shares of unit  investment  trusts that are  invested exclusively in one or more registered open-end investment companies;

     6.   Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its  securities,  to the extent such rights were acquired  from such  issuers,  and sales of such rights so acquired;

     7.   Acquisitions   of  securities   through  stock   dividends,   dividend
          reinvestments,   stock  splits,   reverse   stock   splits,   mergers,
          consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities; and

_____________________________

(5)This would include  securities  transactions  in accounts over which a person has granted full  discretionary  authority  to another  party that does not have beneficial ownership in the securities, such as a separately managed account for which a third  party  has  full  and  exclusive  discretion,  provided  that the
Designated  Compliance or Legal Officers receive written notice of such grant of authority.

     8.   Transactions that are non-volitional on the part of the access person, including the call by a third party of an option on  securities  owned by the access person.

The  Designated  Compliance or Legal  Officers of a Nuveen  Subsidiary may grant other exceptions on a case-by-case  basis upon a determination  that the conduct at issue is unlikely to present an  opportunity  for abuse.  The person  seeking such  exemption  must  make a  request  to the  Designated  Compliance  or Legal
Officers and must receive prior written  approval  before the exemption  becomes effective.

F.   Reporting Requirements

     1. General Reporting  Requirements.  Nuveen Investments will deliver a copy of this Code to each employee and access person of a Nuveen  Subsidiary and will notify  any  person  who is an access  person or  investment  person of a Nuveen
Subsidiary under this Code promptly upon such person's becoming an access person or investment person. Shortly after receipt of a copy of the Code, the recipient shall be asked to acknowledge that he or she:

     o    Has received a copy of the Code;

     o    Has read and understands the Code;

     o    Agrees that he or she is legally bound by the Code; and

     o    Will comply with all requirements of the Code.

Nuveen  Investments  shall  thereafter  also deliver to each employee and access person a copy of any amendments to the Code.

     2. Initial Holdings Report.  Each access person of a Nuveen Subsidiary must submit to a Designated  Compliance  or Legal Officer a report of all holdings in securities within 10 days of becoming an access person.  The report must include the  following  information  current as of a date not more than 45 days prior to the date of becoming an access person:

     o    Title, type, exchange ticker symbol or CUSIP number,  number of shares and principal amount of each security;

     o    Name of any  broker,  dealer or bank  with  which  the  access  person maintains an account; and

     o    Date on which the report is submitted.

Unless one of the exceptions  set forth in Section G below  applies,  beneficial ownership  of shares of Nuveen  Open-End  Funds,  including  shares  held in the
Nuveen Investments  401(k)/Profit Sharing Plan, and shares of any other open-end fund for which a Nuveen Subsidiary  serves as an adviser or subadviser,  must be included in the initial  holdings  report.  See  Schedule III for a list of such funds.

An access person's initial holdings report may be in the form of broker, dealer,
bank  or  fund  account  statements,   written   information   provided  by  the
administrator of the Nuveen Investments  401(k)/Profit  Sharing Plan, or in such other form approved by the Designated
Compliance or Legal Officers.

     3. Annual  Holdings  Report.  Access  persons  must submit to a  Designated
Compliance  or Legal  Officer a report of all security  holdings  within 45 days after the end of each  calendar  year.  The report must  include  the  following information current as of the last day of the calendar year:

     o    Title, type, exchange ticker symbol or CUSIP number,  number of shares and principal amount of each security;

     o    Name of any  broker,  dealer or bank  with  which  the  access  person maintains an account; and

     o    Date on which the report is submitted.

Unless one of the exceptions  set forth in Section G below  applies,  beneficial ownership  of shares of Nuveen  Open-End  Funds,  including  shares  held in the
Nuveen Investments  401(k)/Profit Sharing Plan, and shares of any other open-end fund for which a Nuveen Subsidiary  serves as an adviser or subadviser,  must be included in the annual  holdings  report.  See  Schedule  III for a list of such funds.

An access person's annual holdings report may be in the form of broker,  dealer,
bank  or  fund  account  statements,   written   information   provided  by  the
administrator of the Nuveen Investments  401(k)/Profit  Sharing Plan, or in such other form approved by the Designated Compliance or Legal Officers.

     4.  Quarterly  Transaction  Reports.   Access  persons  must  submit  to  a
Designated Compliance or Legal Officer transaction reports no later than 30 days after the end of each calendar  quarter  covering all transactions in securities during the quarter. The report must include:

     o    Date of  transaction,  title,  exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable),  number of shares and principal amount of each security involved;

     o    Nature  of  the  transaction  (e.g.,  purchase,   sale  or  any  other
          acquisition or disposition);

     o    Price at which the transaction was effected;

     o    Name of broker,  dealer,  or bank through  which the  transaction  was effected;

     o    Name of  broker,  dealer  or  bank  with  whom  any  new  account  was established and the date such account was established; and

     o    Date on which the report is submitted.

Unless one of the exceptions set forth in Section G below applies,  transactions in shares of Nuveen Open-End Funds, including transactions in shares held in the
Nuveen Investments 401(k)/Profit Sharing Plan, and transactions in shares of any other  open-end  fund for  which a Nuveen  Subsidiary  serves as an  adviser  or subadviser,  must be included in the quarterly  transaction report. See Schedule
III for a list of such funds.

An access person's quarterly  transaction  reports may be in the form of broker, dealer,  bank or fund account statements,  written  information  provided by the administrator of the Nuveen Investments  401(k)/Profit  Sharing Plan, or in such other form approved by the Designated Compliance or Legal Officers.

     5.  Transaction   Reports  of  Non-Interested   Directors.   Non-interested
directors of a Nuveen Fund must report a personal securities transaction only if such  director,  at the time of that  transaction,  knew that  during the 15-day period immediately preceding or subsequent to the date of the transaction by the director,  such  security  was  purchased  or  sold  by the  fund  or was  being considered  for  purchase  or sale by the fund.  Non-interested  directors  must report securities  transactions  meeting these requirements within 30 days after the end of each calendar quarter.

     6. Brokerage Statements. Each employee of a Nuveen Subsidiary must instruct his or her broker, dealer, or bank to send duplicate confirmations and copies of periodic statements of all securities transactions in their accounts (including, for access  persons,  accounts held  directly  with any Nuveen  Open-End Fund or other  open-end  fund  subadvised  by a Nuveen  Subsidiary),  unless  one of the exceptions  in Section G below  applies.  With  respect to  transactions  in the
Nuveen  Investments  401(k)/Profit  Sharing  Plan,  this  requirement  is deemed satisfied by virtue of the reports being sent by the plan administrator directly to the Human Resources Department and/or the Legal and Compliance Department.

G.   Exceptions to Reporting Requirements

The following  holdings and/or  transactions  are not required to be included in the reports described in Section F above:

     1.   Holdings and  transactions  in  securities  over which a person has no direct or indirect  influence  or control  need not be included in any holding report or quarterly transaction report; (6)

     2.   Transactions  effected  pursuant  to  an  automatic  investment  plan, including  transactions in Nuveen Investments'  401(k)/Profit  Sharing
          Plan and any  dividend  reinvestment  plan need not be included in any quarterly  transaction  report,  unless such transactions  override or deviate from the pre-set  schedule or  allocations  of such  automatic investment plan;

     3.   Holdings and transactions in securities issued by the U.S. Government, bankers' acceptances,  bank certificates of deposit, commercial paper, and high-quality  short-term debt  instruments,  including  repurchase agreements,  need not be included in any holding  report or  quarterly transaction report;

     4.   Holdings and  transactions in shares issued by open-end funds that are not advised or subadvised by a Nuveen  Subsidiary need not be included in any holding report or quarterly transaction report; and

_____________________________

(6)This would include  securities  transactions  in accounts over which a person has granted full  discretionary  authority  to another  party that does not have beneficial ownership in the securities, such as a separately managed account for which a third  party  has  full  and  exclusive  discretion,  provided  that the
Designated  Compliance or Legal Officers receive written notice of such grant of authority.

     5.   Holdings and transactions in shares of unit investment trusts that are invested  exclusively  in one or  more  open-end  funds  that  are not advised or subadvised by a Nuveen  Subsidiary  need not be included in any holding report or quarterly transaction report.

H.   Procedures

     1. Notification of Status as an Access Person or Investment Person.  Nuveen
Investments  will notify each person who is considered to be an access person or investment person under this Code.

     2.  Maintenance of Access Person Master List.  Each Nuveen  Subsidiary will maintain and update an access  person  master list  containing  the names of its access persons and investment persons who are subject to this Code. It will also maintain a list of all open-end funds for which any Nuveen  Subsidiary serves as an adviser or subadviser.

     3. Procedure for  Requesting  Prior Written  Approval.  A request for prior written approval required by Sections A through E above may be made orally or in writing (including by e-mail) to a Designated Compliance or Legal Officer of the
applicable  Nuveen   Subsidiary.   Such  requests  must  include  the  following
information:

     o    Title, ticker symbol or CUSIP number;

     o    Type of security (bond, stock, note, etc.);

     o    Maximum  expected  dollar  amount or  number  of  shares  of  proposed transaction;

     o    Nature of the transaction (purchase, sale or limit order); and

     o    Broker's name and account number.

The person  granting  approval of a  transaction  will create an e-mail or other written  record  setting forth the terms of the approval and will copy the other employees and access persons who need to know such information.

The person  making the request will have one business day to execute an approved transaction  at market or to place or cancel a limit  order.  Failure to execute the  approved  transaction  within one  business  day will require the person to
re-submit  their  pre-clearance   request  as  described  above.  The  automatic
execution of an order does not require an additional approval.

     4. Monitoring of Personal Securities Transactions. Designated Compliance or
Legal Officers will review personal securities
transactions and holdings reports periodically.

                       VI. ADMINISTRATION AND ENFORCEMENT

A.   Approval of Code

This Code must be approved by each Nuveen  Subsidiary  identified  on Schedule I hereto, the principal underwriter or depositor of the Nuveen Defined Portfolios, the board of directors  of the Nuveen  Open-End and  Closed-End  Funds,  and the
board of directors  or trustees of any other fund for which a Nuveen  Subsidiary serves as an adviser or subadviser. Material amendments must be approved by such fund  boards  (or  principal  underwriter  or  depositor  in the  case of a unit investment trust) within six months of the amendment.

B.   Reporting to Fund Boards

Nuveen  Investments or the applicable  Nuveen  Subsidiary must provide an annual written  report to the board of  directors  of any Nuveen Fund or other fund for which a Nuveen  Subsidiary serves as an adviser or subadviser (other than a unit investment trust). The report must:

     o    Describe  any issues  arising  under the Code  since the last  report, including  information  about  material  violations  of the  Code  and sanctions imposed in response to such violations; and

     o    Certify  that  the  adopted  procedures  in the  Code  are  reasonably necessary to prevent access persons from violating the Code.

C.   Duty to Report Violations

Employees  and access  persons must report  violations of the Code promptly to a
Designated Compliance or Legal Officer of the applicable Nuveen Subsidiary,  who in turn must report all such violations to such  Subsidiary's  Chief  Compliance
Officer. Such reports will be treated  confidentially to the extent permitted by law and investigated promptly.

D.   Sanctions for Violation of the Code

Employees and access persons of a Nuveen  Subsidiary may be subject to sanctions for  violations of the specific  provisions  or general  principles of the Code.
Violations  by such  persons will be reviewed and  sanctions  determined  by the
General  Counsel  of Nuveen  Investments,  the Chief  Compliance  Officer of the
applicable  Nuveen  Subsidiary,  or their  designee(s).  Sanctions  which may be imposed include:

     o    Formal warning;

     o    Restriction of trading privileges;

     o    Disgorgement of trading profits;

     o    Fines; and/or

     o    Suspension or termination of employment.

The  factors  which that may be  considered  when  determining  the  appropriate sanctions include, but are not limited to:

     o    Harm to a client's interest;

     o    Extent of unjust enrichment;

     o    Frequency of occurrence;

     o    Degree  to which  there is  personal  benefit  from  unique  knowledge obtained through a person's  position with a Nuveen  Subsidiary or its clients.

     o    Degree of perception of a conflict of interest;

     o    Evidence  of fraud,  violation  of law,  or  reckless  disregard  of a regulatory requirement; and/or

     o    Level of  accurate,  honest  and  timely  cooperation  from the person subject to the Code.

Violations  by  non-interested  directors  of a Nuveen Fund will be reviewed and sanctions  determined  by the other  non-interested  directors of such fund or a committee thereof.

E.   Form ADV Disclosure

Each Nuveen Subsidiary that is an investment  adviser must include on Schedule F of Part II of its Form ADV a description  of the Code and a statement  that such
Nuveen  Subsidiary  will provide a copy of the Code to any client or prospective client upon request.

F.   Interpretation of Code and the Granting of Waivers

Questions  concerning the  interpretation  or applicability of the provisions of this Code,  and the  granting of waivers  hereunder,  may be  determined  by the
General  Counsel  of Nuveen  Investments,  the Chief  Compliance  Officer of the
applicable Nuveen Subsidiary, or their designees.

                               VII. RECORDKEEPING

Nuveen  Investments will maintain the following records in a readily  accessible place in accordance with Rule 17j-1(f) under the Investment  Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940.

     o    A copy of each Code that has been in  effect  at any time  during  the past five years;

     o    A record of any violation of the Code and any action taken as a result of such  violation  for five years from the end of the fiscal  year in which the violation occurred;

     o    A record of all  written  acknowledgements  of receipt of the Code and amendments  for each person who is currently,  or within the past five years was, an access person;

     o    Holdings and transactions reports made pursuant to the Code, including any  brokerage  confirmation  and account  statements  made in lieu of these reports;

     o    A list of the names of persons who are  currently,  or within the past five years were, access persons;

     o    A record of any  decision and  supporting  reasons for  approving  the
          acquisition   of  securities  by  access  persons  in  initial  public
          offerings or limited  offerings  for at least five years after the end of the fiscal year in which approval was granted;

     o    Any decisions that grant employees and access persons a waiver from or exception to the Code;

     o    A record of persons  responsible for reviewing access persons' reports currently or during the last five years; and

     o    A copy of reports  provided to a fund's board of  directors  regarding the Code.

                                VIII. DEFINITIONS

A.   Access Person

Consistent  with  the  provisions  of Rule  204A-1(e)(1)  under  the  Investment
Advisers  Act of 1940,  an  "access  person"  of a Nuveen  Subsidiary  means any partner,  officer or director  (or other  person  occupying a similar  status or performing similar  functions) or employee of such Nuveen Subsidiary  (including any person who provides  investment  advice on behalf of such Nuveen  Subsidiary and is subject to the Nuveen Subsidiary's supervision and control) who:

     o    With  respect to a  particular  client of the Nuveen  Subsidiary,  has access to nonpublic  information  regarding  the client's  purchase or sale of securities;

     o    Has access to nonpublic  information  regarding the portfolio holdings of  any  Nuveen  Fund  or of any  other  fund  for  which  the  Nuveen
          Subsidiary serves as an adviser or subadviser; or

     o    Is involved  in making  securities  recommendations  to clients of the
          Nuveen  Subsidiary  or has  access  to such  recommendations  that are nonpublic.

According to Rule  204A-1(e)(1),  any  director,  officer or partner of a Nuveen
Subsidiary is presumed to be an access person of such Nuveen Subsidiary.

In addition to the foregoing and in accordance with Rule  17j-1(a)(2)  under the
Investment  Company Act of 1940,  an access person of a Nuveen  Subsidiary  also includes (y) any director,  officer,  general  partner or employee of the Nuveen
Subsidiary  or of  any  company  in a  control  relationship  with  such  Nuveen
Subsidiary  who,  in  connection  with his or her regular  functions  or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a registered  investment  company client or whose functions relate to the making of such  recommendations  and (z) any natural  person in a control relationship  with the Nuveen  Subsidiary  who  obtains  information  concerning recommendations made to a registered investment company client.

Finally,  an access person also includes any other person  designated as such by
Nuveen Investments or a Nuveen Subsidiary.

B.   Automatic Investment Plan

"Automatic  investment plan" means a program in which regular periodic purchases
(or  withdrawals) are made  automatically  in (or from)  investment  accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

C.   Beneficial Ownership

"Beneficial  ownership"  means having or sharing a direct or indirect  pecuniary interest  in  a  security  through  any  contract,  arrangement,  understanding, relationship or otherwise.  The term "pecuniary interest" means the opportunity, directly  or  indirectly,  to  profit  or share  in any  profit  derived  from a transaction in the subject securities. See Rule 16a-1(a)(2) under the Securities
Exchange Act of 1934.  The pecuniary  interest  standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is very broad and  encompasses  many  situations that might not ordinarily be thought to confer a "pecuniary  interest" in, or "ownership" of, securities,  including the following:

     o    Family Holdings. As a general rule, you are regarded as the beneficial owner  of  securities  not  only in your  name but held in the name of members of your immediate family,  including:  your spouse or domestic partner;  your  child or  other  relative  who  shares  your  home or, although not living in your home, is economically  dependent upon you;
          or any  other  person if you  obtain  from  such  securities  benefits substantially similar to those of ownership.

     o    Partnership and Corporate Holdings.  A general partner of a general or limited  partnership  will  generally  be deemed to  beneficially  own securities held by the partnership,  so long as the partner has direct or indirect  influence or control over the  management  and affairs of the  partnership.  A limited  partner will  generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling  voting interest in the partnership.
          If a corporation  is your "alter ego" or "personal  holding  company,"
          the corporation's holdings of securities will be attributable to you.

     o    Investment  Clubs.  You are deemed to beneficially own securities held by an  investment  club of  which  you or a member  of your  immediate family (as defined above) is a member.  Membership in investment clubs must be pre-approved by a Designated Compliance or Legal Officer .

     o    Trusts. You are deemed to beneficially own securities held in trust if any of the  following  is true:  you are a trustee  and  either you or members of your  immediate  family (as defined  above) have a monetary interest in the trust,  whether as to principal or income;  you have a vested  beneficial  interest  in the trust;  or you are settlor of the trust and you have the power to revoke the trust without obtaining the consent  of all the  beneficiaries.  See Rule  16a-1(a)(2)  under  the
          Securities Exchange Act of 1934.

D.   Control

"Control" of a company means the power to exercise a controlling  influence over the management or policies of a company,  unless such power is solely the result of an official  position with such company,  and a control  relationship  exists when a company  controls,  is  controlled  by, or is under common  control with, another company.  Any person who owns  beneficially,  either directly or through one or more controlled  companies,  more than  twenty-five  percent (25%) of the voting  securities of a company  shall be presumed to control such company.  Any person  who does not so own more than  twenty-five  percent  (25%) of the voting securities  of any company  shall be presumed  not to control  such  company.  A natural person shall be presumed not to be a controlled person.

E.   Fund

"Fund" means an investment  company  registered under the Investment Company Act of 1940.

F.   Initial Public Offering

"Initial public  offering" means an offering of securities  registered under the
Securities   Act  of  1933,  the  issuer  of  which,   immediately   before  the
registration,  was not subject to the reporting  requirements  of Sections 13 or
15(d) of the Securities Exchange Act of 1934.

G.   Investment Person

"Investment  person"  means an access person of a Nuveen  Subsidiary  who (i) in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for a client account  or (ii) is a natural  person in a  control  relationship  with a Nuveen
Subsidiary and obtains information  concerning  recommendations made to a client account.  Investment persons of a Nuveen Subsidiary include portfolios managers, portfolio  assistants,  securities  analysts and traders employed by such Nuveen
Subsidiary,  or any other persons designated as such on the Nuveen  Subsidiary's master access person list.

H.   Limited Offering

"Limited  offering" means an offering that is exempt from registration under the
Securities  Act of 1933  pursuant to Section 4(2) or Section 4(6) or pursuant to
Rules  504,  505 or 506 under  such Act.  Limited  offerings  are also  known as
"private placements."

I.   Maintenance Trade

"Maintenance  trade"  means a  regular,  day-to-day  transaction  in a  security currently in a Nuveen  Subsidiary's  model portfolio (or an alternative for such security) made for a new client account or pursuant to the deposit or withdrawal of money from an existing client account or a trade that is directed by a client account. A maintenance trade also includes the sale of existing  securities from a new client  account for the purpose of  acquiring  securities  currently  in a
Nuveen  Subsidiary's model portfolio (or an alternative for such securities).  A maintenance  trade relates solely to  rebalancing an existing  client account or investing a new client  account in a passive  manner to track a model  portfolio and is deemed not to involve the exercise of investment discretion.

J.   Non-Interested Director

"Non-interested  director" means a director who is not an "interested  director"
of a fund and who is not employed by, or has a material business relationship or professional  relationship  with, the fund or the fund's  investment  adviser or underwriter. See Section 2(a)(19) of the Investment Company Act of 1040.

K.   Nuveen Fund

"Nuveen  Fund"  means  any fund  for  which a Nuveen  Subsidiary  serves  as the investment adviser and for which Nuveen  Investments,  LLC serves as a principal underwriter or as a member of the underwriting  syndicate.  A Nuveen Fund is any
Nuveen Defined Portfolio, Nuveen Closed-End Fund or Nuveen Open-End Fund.

L.   Purchase or Sale of a Security

"Purchase or sale of a security" includes, among other things, the purchasing or writing of an option and the acquisition or disposition of any instrument  whose value is derived from the value of another security.

M.   Security

"Security" means any note, stock, treasury stock, bond,  debenture,  evidence of indebtedness,  certificate of interest or  participation  in any  profit-sharing
agreement,   collateral-trust   certificate,   preorganization   certificate  or
subscription, transferable share, investment contract, voting-trust certificate, certificate  of deposit for a security,  fractional  undivided  interest in oil, gas, or other mineral rights,  any put, call,  straddle,  option or privilege on any security  (including a  certificate  of deposit) or on any group or index of securities  (including any interest  therein or based on the value thereof),  or any  put,  call,  straddle,  option  or  privilege  entered  into on a  national securities exchange relating to foreign currency or, in general, any interest or instrument  commonly  known as a  security,  or any  certificate  of interest or participation ink temporary or interim  certificate for, receipt for,  guarantee of, or warrant  or right to  subscribe  to or  purchase,  any of the  foregoing.
Without  limiting the foregoing,  a security also includes any instrument  whose value is derived from the value of another security.

N.   Unsupervised Trade

"Unsupervised  trade" is the  purchase or sale of a security for which no Nuveen
Subsidiary has investment discretion.

                                   SCHEDULE I

                     Nuveen Subsidiaries Adopting this Code

                          Nuveen Asset Management, Inc.
                        Nuveen Investments Advisers Inc.
               Nuveen Investments Institutional Services Group LLC
                     NWQ Investment Management Company, LLC
                       Rittenhouse Asset Management, Inc.
                          Symphony Asset Management LLC

                             Nuveen Investments LLC

                                   SCHEDULE II

                     Designated Compliance or Legal Officers

                          Nuveen Asset Management, Inc.
                        Nuveen Investments Advisers Inc.
                             Nuveen Investments LLC
                                  Ginny Johnson
                                   Diane Meggs
                                   Mary Keefe
                                   Jim Grassi
                                  Larry Martin
                                 Giff Zimmerman
                                 Jessica Droeger
                                  Walter Kelly
                                 Alan Berkshire

                     NWQ Investment Management Company, LLC
               Nuveen Investments Institutional Services Group LLC
                                 Gerald Wheeler
                               Kathleen Hendricks
                                  Michelle Kato

                       Rittenhouse Asset Management, Inc.
                                   Cathy Reese
                                  Ginny Johnson
                                   Diane Meggs
                                   Mary Keefe
                                   Jim Grassi
                                  Larry Martin
                                 Giff Zimmerman
                                 Jessica Droeger
                                  Walter Kelly
                                 Alan Berkshire

                          Symphony Asset Management LLC
                                  Neil Rudolph
                                 Christina Manns
                                   Mary Keefe

                                  SCHEDULE III

           Open-End Funds Advised or Subadvised by a Nuveen Subsidiary

Nuveen  Multistate Trust IV                   Nuveen Investment Trust
Nuveen Kansas Municipal Bond Fund             Nuveen Balanced Stock and Bond Fund
Nuveen Kentucky Municipal Bond Fund           Nuveen Balanced Municipal and Stock Fund
Nuveen Michigan Municipal Bond Fund           Nuveen Large-Cap Value Fund
Nuveen Missouri Municipal Bond Fund           Nuveen NWQ Global Value Fund
Nuveen Ohio Municipal Bond Fund               Nuveen NWQ Multi-Cap Value Fund
Nuveen Wisconsin Municipal Bond Fund          Nuveen NWQ Small Cap Value Fund
                                              Nuveen NWQ Value Opportunities Fund
Nuveen Municipal Trust
Nuveen Intermediate Duration Municipal        Nuveen Investment Trust II
      Bond Fund                               Nuveen NWQ International Value Fund
Nuveen Insured Municipal Bond Fund            Nuveen Rittenhouse Growth Fund
Nuveen All-American Municipal Bond Fund
Nuveen Limited Term Municipal Bond Fund       Nuveen Investment Trust III
Nuveen High Yield Municipal Bond Fund         Nuveen Core Bond Fund
                                              Nuveen High Yield Bond Fund
Nuveen Multistate Trust I                     Nuveen Short Duration Bond Fund
Nuveen Arizona Municipal Bond Fund
Nuveen Colorado Municipal Bond Fund
Nuveen Florida Municipal Bond Fund            Other Funds
Nuveen Maryland Municipal Bond Fund           ING International Value Choice Fund
Nuveen New Mexico Municipal Bond Fund         ING MidCap Value Choice Fund
Nuveen Pennsylvania Municipal Bond Fund       ING Small Cap Value Choice Fund
Nuveen Virginia Municipal Bond Fund           ING Global Value Choice Fund
                                              HSBC Investor Value Fund
Nuveen Multistate Trust II                    ML Global Selects-North American Large Cap Growth
Nuveen California Municipal Bond Fund             Portfolio I
Nuveen California Insured Municipal Bond
       Fund                                   MLIG Roszel/NWQ Small Cap Value Portfolio
Nuveen Connecticut Municipal Bond Fund        MLIG Roszel/Rittenhouse Large Cap Growth Portfolio
Nuveen Massachusetts Municipal Bond Fund      MTB Large Cap Value Fund I
Nuveen Massachusetts Insured Municipal        MTB Large Cap Value Fund II
      Bond Fund                               The Timothy Plan Large/Mid Cap Growth  Fund
Nuveen New Jersey Municipal Bond Fund         UBS Fiduciary Trust Company Large Company Growth
Nuveen New York Municipal Bond Fund               Portfolio
Nuveen New York Insured Municipal Bond        Wilshire Small Cap Value Fund
      Fund                                    Activa International Fund

Nuveen Multistate Trust III
Nuveen Georgia Municipal Bond Fund
Nuveen Louisiana Municipal Bond Fund
Nuveen Northern Carolina Municipal Bond
        Fund
Nuveen Tennessee Municipal Bond Fund